UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2023

CAMBRIDGE BANCORP

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-38184	04-2777442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1336 Massachusetts Avenue

Cambridge, MA 02138

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 876-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock	CATC	NASDAQ
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 19, 2023, Cambridge Bancorp (“Cambridge”), Cambridge Trust Company, a Massachusetts-chartered trust company and wholly owned subsidiary of Cambridge (“Cambridge Trust”), Eastern Bankshares, Inc. (“Eastern”), Eastern Bank, a wholly owned subsidiary of Eastern (“Eastern Bank”), and Citadel MS 2023, Inc., a direct, wholly owned subsidiary of Eastern (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Eastern will acquire Cambridge and Cambridge Trust through the merger of Merger Sub with and into Cambridge, with Cambridge as the surviving entity (the “Merger”). As soon as reasonably practicable following the Merger, Cambridge will merge with and into Eastern, with Eastern as the surviving entity (the “Holdco Merger”). The Merger Agreement further provides that following the Holdco Merger, at a time to be determined by Eastern, Cambridge Trust will merge with and into Eastern Bank, with Eastern Bank as the surviving entity (the “Bank Merger” and, together with the Merger and the Holdco Merger, the “Merger Transaction”).

Upon the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”) each share of Cambridge common stock, par value $1.00 per share, outstanding immediately prior to the Effective Time, other than certain shares held by Eastern or Cambridge, will be converted into the right to receive 4.956 shares of common stock (the “Exchange Ratio”), par value $0.01 per share, of Eastern (“Eastern Common Stock”). Cambridge shareholders will receive cash in lieu of fractional shares of Eastern Common Stock (the Exchange Ratio and any cash in lieu of fractional shares collectively, the “Merger Consideration”).

As of the Effective Time, each restricted stock unit with respect to Cambridge common stock (“Cambridge RSU”) that is then-outstanding will be assumed and converted into a restricted stock unit with respect to Eastern Common Stock (“Eastern RSU”), with the number of shares of Eastern Common Stock subject to such Eastern RSU equal to the product (rounded up to the nearest whole number) of (i) the number of shares of Cambridge common stock subject to such Cambridge RSU as of immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio. Eastern RSUs will be subject to the same vesting, termination, deferral and other terms and conditions as the applicable Cambridge RSUs were subject immediately prior to the Effective Time and will include an entitlement to receive on each vesting date of the Eastern RSU a payment equal to the cumulative dollar amount of dividends the holder would have received with respect to the portion of the Eastern RSUs then vesting if the holder had been the actual record owner of the underlying Cambridge common stock and, after the Effective Time, Eastern Common Stock on each dividend record date from the grant date to such vesting date.

As of the Effective Time, each performance stock unit with respect to Cambridge common stock (“Cambridge PRSU”) that is then-outstanding will be assumed and converted into a performance stock unit with respect to Eastern Common Stock (“Eastern PRSU”), with the number of shares of Eastern Common Stock subject to such Eastern PRSU equal to the product (rounded up to the nearest whole number) of (i) the target number of shares of Cambridge common stock subject to such Cambridge PRSU as of immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio. Eastern PRSUs will be subject to the same vesting (including performance metrics), termination, deferral and other terms and conditions as the applicable Cambridge PRSUs were subject immediately prior to the Effective Time. As soon as practicable after the Effective Time, Eastern shall offer to each holder of a Cambridge PRSU granted in 2022 or 2023 that was converted into a Eastern PRSU the opportunity to exchange such Eastern PRSU for a Eastern RSU either (i) with respect to a number of shares of Eastern Common Stock equal to the number of shares of Eastern Common Stock subject to such Eastern PRSU as of the Effective Time (with (1) the same termination terms, deferral elections and other terms and restrictions as the applicable Eastern PRSU was subject to as of the Effective Time (excluding the performance conditions), (2) same settlement date as the Eastern PRSU that it replaces and (3) no dividend equivalent rights with respect thereto) or (ii) with respect to a number of shares of Eastern Common Stock determined based on measurement of actual performance through the Effective Time (with (1) the same termination terms, deferral elections and other terms and restrictions as the applicable Eastern PRSU was subject to as of the Effective Time (excluding the performance conditions), (2) the same settlement date as the Eastern PRSU that it replaces and (3) the same entitlement to receive on the vesting date of the Eastern RSU a payment equal to the cumulative dollar amount of dividends the holder would have received with respect to the applicable Cambridge PRSUs if the holder had been the actual record owner of the underlying Eastern Common Stock on each dividend record date from the grant date through the Effective Time).

As of the Effective Time, each award of restricted shares of Cambridge common stock (“Cambridge RSA”) that is then-outstanding will be assumed and converted into an award of restricted shares of Eastern Common Stock (“Eastern RSA”), with the number of restricted shares of Eastern Common Stock subject to such Eastern RSA equal to the product (rounded up to the nearest whole number) of (i) the number of shares of Cambridge common stock subject to such Cambridge RSA as of immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio. Eastern RSAs will be subject to the same vesting, termination, and other terms and conditions as the applicable Cambridge RSAs were subject immediately prior to the Effective Time.

The Merger Agreement provides that Eastern will take all actions necessary so that Denis K. Sheahan, Cambridge’s Chairman, President and Chief Executive Officer, and three other directors of Cambridge will be appointed to the boards of directors of Eastern and Eastern Bank effective as of the Effective Time. The three Cambridge directors, who will be selected by Eastern after consultation with Cambridge after the date of the Merger Agreement, will be independent of Eastern in accordance with Nasdaq standards.

The Merger Agreement was unanimously approved by the Boards of Directors of each of Eastern and Cambridge.

On September 19, 2023, in connection with the execution of the Merger Agreement, Eastern entered into voting agreements (the “Voting Agreements”) with all Cambridge directors and executive officers and their affiliates with voting power, who in the aggregate have the power to vote approximately 4.3% of Cambridge common stock. The Voting Agreements provide that, subject to the terms and conditions thereof, each of the directors and executive officers of Cambridge, solely in their capacity as shareholders of Cambridge, will vote the Cambridge common shares she or he owns in favor of the adoption and approval of the Merger Agreement.

Subject to the fulfillment or, if permissible, waiver of the closing conditions under the Merger, certain of which are described below, the parties anticipate that the Merger will close during the first quarter of 2024.

The Merger Agreement contains customary representations and warranties from Eastern, Eastern Bank, Merger Sub, Cambridge and Cambridge Trust, and each party has agreed to customary covenants, including, among others, covenants relating to (i) the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) in the case of Eastern, its obligation to call a meeting of its shareholders to approve the issuance of shares of Eastern Common Stock pursuant to the Merger Agreement (the “Eastern share issuance”) and, subject to certain exceptions, the obligation of its Board of Directors to recommend that its shareholders approve the Eastern share issuance, (iii) in the case of Cambridge, its obligation to call a meeting of its shareholders to adopt the Merger Agreement, and, subject to certain exceptions, the obligation of its Board of Directors to recommend that its shareholders adopt the Merger Agreement and (iv) certain non-solicitation obligations with respect to alternative business combination proposals.

The completion of the Merger is subject to various closing conditions, including, (i) approval of the Eastern share issuance by Eastern’s shareholders and adoption and approval by Cambridge’s shareholders of the Merger Agreement, (ii) the receipt of all required regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System, the Massachusetts Commissioner of Banks, the New Hampshire Banking Department, the Massachusetts Housing Partnership Fund and, if applicable, the Federal Deposit Insurance Corporation, in each case without the imposition of a “burdensome condition” as defined in the Merger Agreement, (iii) the effectiveness of the registration statement on Form S-4 to be filed with the Securities and Exchange Commission (“SEC”) by Eastern in connection with the transactions contemplated by the Merger Agreement, (iv) the completion of the sale of Eastern Bank’s insurance operations, and (v) the absence of any order, injunction, decree or other legal restraint preventing the completion of the Merger Transaction or making them illegal. Each party’s obligation to complete the Merger is also subject to additional customary conditions, including (a) the accuracy of the representations and warranties of the other party, subject to certain exceptions, (b) the performance in all material respects by each party of its obligations under the Merger Agreement, and (c) receipt by such party of an opinion from its counsel to the effect that the Merger and the Holdco Merger, taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement provides certain termination rights for both Eastern and Cambridge. The Merger Agreement can be terminated by mutual written consent, or by either party (i) if there is a final, non-appealable order, decree or ruling permanently enjoining or otherwise prohibiting the consummation of the Merger, (ii) if the Merger has not been consummated by the one year anniversary of the Merger Agreement, (iii) if Eastern’s shareholders fail to approve the Eastern share issuance or Cambridge’s shareholders fail to adopt and approve the Merger Agreement, or (iv) if the other party has breached its representations, warranties or covenants in a way that prevents satisfaction of a closing condition, subject to a cure period. Additionally, Eastern or Cambridge may terminate the Merger Agreement if the other party’s board of directors changes its recommendation that, in the case of Eastern, its shareholders vote in favor of the Eastern share issuance, or in the case of Cambridge, that its shareholders vote to adopt and approve the Merger Agreement.

The Merger Agreement further provides that a termination fee of $21.0 million will be payable by either Cambridge or Eastern, as applicable, in connection with the termination of the Merger Agreement under certain circumstances.

The foregoing summaries of the Merger Agreement and the Voting Agreements are not complete and are qualified in their entirety by reference to the full text of the Merger Agreement and form of Voting Agreement, which are attached as Exhibit 2.2 and Exhibit 99.1, respectively, to this Form 8-K and are incorporated herein by reference in their entirety.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between Eastern and Cambridge instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties will not survive consummation of the Merger, and were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding Eastern or Cambridge, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Eastern, Cambridge, their respective affiliates or their respective businesses, the Merger Agreement and the Merger Transaction that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a joint proxy statement of Eastern and Cambridge and a prospectus of Eastern, as well as in the Forms 10-K, Forms 10-Q and other filings that each of Eastern and Cambridge have made and will make with SEC.

Caution Regarding Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Factors relating to the proposed Merger Transaction that could cause or contribute to actual results differing materially from expected results include, but are not limited to, the possibility that revenue or expense synergies or the other expected benefits of the Merger Transaction may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the Merger Transaction may not be timely completed, if at all; that prior to the completion of the Merger Transaction or thereafter, Cambridge or Eastern may not perform as expected due to transaction-related uncertainty or other factors; that required regulatory, shareholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; that the timing of completion of the proposed Merger Transaction is dependent on various factors that cannot be predicted with precision at this point; reputational risks and the reaction of the companies’ customers to the Merger Transaction; continued pressures and uncertainties within the banking industry and Cambridge and Eastern’s markets, including changes in interest rates and deposit amounts and composition, adverse developments in the level and direction of loan delinquencies, charge-offs, and estimates of the adequacy of the allowance for loan losses, increased competitive pressures, asset and credit quality deterioration, and legislative, regulatory, and fiscal policy changes and related compliance costs; and diversion of management time on transaction-related issues.

These forward-looking statements are also subject to the risks and uncertainties applicable to Eastern’s and Cambridge’s respective businesses generally that are disclosed in Eastern’s and Cambridge’s 2022 Annual Reports on Form 10-K. Eastern’s and Cambridge’s SEC filings are accessible on the SEC’s website at www.sec.gov and on their respective corporate websites at ir.cambridgetrust.com and investor.easternbank.com. These web addresses are included as inactive textual references only. Information on these websites is not part of this document. For any forward-looking statements made in this Form 8-K, Cambridge claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Except as required by law, Cambridge specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Form 8-K.

Additional Information and Where to Find It

In connection with the Merger Transaction, Eastern intends to file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of Eastern and Cambridge and a Prospectus of Eastern (the “joint proxy statement/prospectus”), as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND SHAREHOLDERS OF EASTERN AND CAMBRIDGE ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND EACH OTHER RELEVANT DOCUMENT FILED WITH THE SEC, AS WELL AS ANY AMENDMENT OR SUPPLEMENT TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about Eastern and Cambridge, can be obtained without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Eastern’s Investor Relations team via email at InvestorRelations@easternbank.com or by telephone at (781) 598-7920, or to Cambridge Investor Relations, via email at InvestorRelations@cambridgetrust.com or by telephone at (617) 520-5520.

Participants in the Solicitation

Eastern, Cambridge, and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Eastern and/or Cambridge in connection with the proposed transaction under the rules of the SEC. Information regarding Eastern’s directors and executive officers is available in its definitive proxy statement relating to its 2023 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2023, and its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 24, 2023, and other documents filed by Eastern with the SEC. Information regarding Cambridge’s directors and executive officers is available in its definitive proxy statement relating to its 2023 Annual Meeting of Shareholders, which was filed with the SEC on March 16, 2023 and other documents filed by Cambridge with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus and other relevant materials filed with the SEC, which may be obtained free of charge as described in the preceding paragraph.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2023, Cambridge entered into a change in control letter agreement (the “Change in Control Agreement”) with Joseph Sapienza, Cambridge’s Interim Chief Financial Officer. The Change in Control Agreement provides that, in the event of a “change in control” or “potential change in control” of Cambridge or Cambridge Trust and a qualifying termination of employment, Mr. Sapienza would be eligible for: (i) a severance payment equal to two times Mr. Sapienza’s average compensation over the highest three consecutive years of annual base salary and bonus, as determined at the time of termination, and (ii) welfare benefit continuation (at Mr. Sapienza’s cost) for a period of two years following his termination date (or, if shorter, until comparable benefits are received from another source).

Payments under the Change in Control Agreement are triggered in the event of a change in control of Cambridge or Cambridge Trust where, within 24 months after the change in control (1) Cambridge or Cambridge Trust terminates Mr. Sapienza for reasons other than due to death or for “cause” or “disability” (each, as defined in the Change in Control Agreement) or (2) Mr. Sapienza resigns for “good reason” (as defined in the Change in Control Agreement, but generally including a material reduction in the nature or scope of Mr. Sapienza’s responsibilities, authorities or duties, a material reduction in Mr. Sapienza’s base salary or a relocation of Mr. Sapienza’s principal place of business of more than 40 miles from the current principal executive office). Benefits may also be payable in the event of a potential change in control where (1) Cambridge or Cambridge Trust terminates Mr. Sapienza for reasons other than due to death or for cause or disability, or (2) Mr. Sapienza resigns for good reason, in either case, within the period ending upon the earlier of: 24 months from the occurrence of the potential change in control, death, “disability” or “retirement” (each, as defined in the Change in Control Agreement), the occurrence of the change in control, or a determination by Cambridge’s board of directors that a potential change in control no longer exists.

In the event any payments or benefits provided under the change in control agreements, together with any other payments or benefits, would constitute “parachute payments” under Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Change in Control Agreement provides for a “best net” approach that reduces the payments and benefits otherwise provided to Mr. Sapienza in connection with a change in control so that no portion of such payments or benefits would be subject to the excise tax if such reduction would result in Mr. Sapienza receiving a greater amount of payments and benefits on an after-tax basis.

A “change in control” includes a change that would be required to be reported by Cambridge or Cambridge Trust under the Securities Exchange Act of 1934, as amended, and an acquisition of control as defined in the Bank Holding Company Act of 1956, as amended, or the Bank Control Act of 1978, as amended.

The Change in Control Agreement includes a 12-month noncompetition covenant and, in certain circumstances, provides an opportunity for Cambridge and Cambridge Trust to remedy a good-reason-triggering event. The Change in Control Agreement also provides for a six-month delay in payments to Mr. Sapienza if he is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code, if required.

The foregoing description of the Change in Control Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Change in Control Agreement. A copy of the Change in Control Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On September 19, 2023, Cambridge issued a press release announcing its entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among Eastern Bankshares, Inc., Eastern Bank, Citadel MS 2023, Inc., Cambridge Bancorp and Cambridge Trust Company, dated as of September 19, 2023*

10.1	Change in Control Letter Agreement, dated September 18, 2023, by and between Cambridge Bancorp and Joseph Sapienza

99.1	Press Release, dated September 19, 2023

104	Cover Page Interactive Data File (embedded within Inline XBRL documents)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Cambridge Bancorp agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE BANCORP

Date: September 19, 2023	By:	/s/ Joseph P. Sapienza
Joseph P. Sapienza
Interim Chief Financial Officer, (Principal Financial Officer and Principal Accounting Officer)